SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): January 09, 2003



      Delaware                2UOnline.com, Inc.             52-2132622
   (State or other             (Exact name of             (I.R.S. Employer
   jurisdiction of         registrant as specified       Identification No.)
   incorporation or            in its charter)
    organization)

        1239 West Georgia Street, Suite 3004, Vancouver,         V6E 4R8
                   British Columbia, Canada                    (Zip Code)
           (Address of principal executive offices)

                                 (604) 664-0499
              (Registrant's telephone number, including area code)



         (Former name or former address, if changed since last report)



                              Deron M. Colby, Esq.
                                  MC Law Group
                         4100 Newport Place, Suite 830
                        Newport Beach, California 92660
                                 (949) 250-8655
                           Facsimile: (949) 250-8656
================================================================================

 ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

        Reverse Stock Split. The Registrant's authorized capital stock consists of 100,000,000 shares of common stock with $0.0001 par value per share, of which 40,547,500 were issued and outstanding. On January 2, 2003, the Board of Directors declared a One for Ten reverse stock split of all the Registrant's outstanding common stock without any change in par value for the shares of common stock. The Registrant's capitalization of 100,000,000 shares with a par value of $0.0001 per share remains the same after the split as it was before the split. Shareholder approval required to effect the reverse stock split was obtained and on January 3, 2002 the Registrant filed a Certificate with the Secretary of State of Delaware authorizing the One for Ten reverse stock split.

        Change of Symbol and CUSIP Number. Commensurate with reverse stock split, Registrant also took the necessary steps to change its symbol and CUSIP Number. Therefore, the Registrant's CUSIP Number has changed from 90210M 10 8 to 90210M 20 7. Effective on the open of business on January 9, 2003 the Registrant's symbol will change from TWOU to "TOUO".


ITEM 7.  EXHIBITS.

(c)  Exhibits
       None


 Exhibit No.     Description
 -----------     -----------

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

                                                 2UOnline.com, Inc.

                                             By:       /s/ R. Klein
                                                      ___________________
                                                       Robert Klein,
 DATED:  January 9, 2003                               President